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                                                                     EXHIBIT 3.3

                           FORM OF BY-LAWS AMENDMENT

  The First Data Restated Certificate of Incorporation will include the following new Article NINTH:

  "NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation."